Exhibit 10.1

16 September 2025 TO ALL KNOWN SHAREHOLDERS Dear Sir/Madam SPI Energy Co., Ltd. – In Official Liquidation (the “Company”) Grand Court FSD Cause No: 0009 of 2024 (JAJ) We wish to inform you that the Grand Court of the Cayman Islands (the “ Court ”) has granted the Winding up Order (the “ Order ”) to appoint Graham Robinson and James Parkinson of Crowe Cayman Ltd . , 94 Solaris Avenue, Camana Bay, PO Box 30851 , Grand Cayman KY 1 - 1204 as the Joint Official Liquidators (the “ JOLs ”) of the Company, with effect from 22 July 2025 . A copy of the Order is available upon request. Pursuant to the terms of the Order, the JOLs are expressly authorized and obligated to, inter alia , exercise any powers within or outside the Cayman Islands with respect to the Company, including, without limitation :  take control of, and manage and operate, the business of the Company;  take possession of the property of the Company;  ascertain and conduct investigations into the affairs of the Company;  preserve the Company’s assets;  close or cease to operate the Company’s business; and  bring, prosecute, and defend any actions, suits or other proceedings on behalf of the Company. The JOLs are working with the Company’s management team to oversee and manage the operations of the Company’s subsidiaries . Should you have any questions relating to the liquidation of the Company please contact the JOLs and their team at spienergy@crowe . com . Further updates will be issued in due course. Yours faithfully, Graham Robinson Joint Official Liquidator For and on behalf of SPI Energy Co., Ltd.